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                                                                   EXHIBIT 10.27

                        SUPPLEMENTAL CONTRACTOR AGREEMENT

This Supplementary - Explanatory Contractor Agreement (the "Agreement") is entered into effective as of the 4th day of January 2001, by and between NEWMARK HOMES CORP., a former Nevada corporation and now a Delaware Corporation ("NEWMARK") and TECHNICAL OLYMPIC S.A., a Greek corporation ("CONTRACTOR") through its registered branches in Texas, Tennessee, North Carolina or Florida.

                                    RECITALS

WHEREAS, on November 6th, 2000, a Contractor Agreement between NEWMARK and the CONTRACTOR, was signed.

WHEREAS, NEWMARK and the CONTRACTOR desire to complete and clarify hereof the Contractor Agreement dated November 6th 2000.

WHEREAS, NEWMARK desires for its subsidiaries and affiliates in Texas, Tennessee, North Carolina or Florida the ("Newmark Entities") to receive economic benefits by utilizing the services of CONTRACTOR, for a total contract value of ONE HUNDRED FIFTY TWO MILLION FOUR HUNDRED TWENTY FIVE THOUSAND DOLLARS ($152.425.000); that is:

a. Texas - one hundred three million four hundred ninety three thousand - dollars ($103.493.000)

b.       Tennessee - six million six hundred fourteen thousand dollars
         ($6.614.000)

c. North Carolina - three million five hundred forty four thousand dollars ($3.544.000)

d. Florida - thirty eight million seven hundred seventy four thousand dollars ($38.774.000)

WHEREAS, CONTRACTOR is willing to provide such services for the business operations of the Newmark Entities in Texas, Tennessee North Carolina or Florida;

WHEREAS, for such purpose, NEWMARK will cause the Newark Entities in Texas, Tennessee North Carolina or Florida to assign their respective rights under certain construction and other contracts currently in effect and certain future construction and other contracts (the "Assigned Construction Contracts") to CONTRACTOR, and CONTRACTOR will assume the Assigned Construction Contracts, subject to the terms and conditions set forth herein;

WHEREAS, CONTRACTOR will enter into certain other or additional construction contracts for the operations of the Newmark Entities in Texas, Tennessee, North Carolina or Florida (such contracts collectively with the Assigned Construction Contracts, the "Contracts");

WHEREAS, CONTRACTOR and NEWMARK desire to document their agreements;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that in consideration of the mutual benefits to assure to each of the parties hereof, the receipt and sufficiency of which are hereby acknowledged, NEWMARK and CONTRACTOR hereby agree as follows:

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1.       Engagement.

         NEWMARK hereby engages CONTRACTOR, and CONTRACTOR hereby accepts such engagement and agrees to perform the construction and related services described in Section 3 below (the "Services"), on behalf of and for the account of NEWMARK and the Newmark Entities in Texas, Tennessee, North Carolina or Florida in accordance with the terms and conditions of this Agreement.

2.       General Standards.

         a. CONTRACTOR will provide the Services and perform its obligations hereunder with reasonable diligence. NEWMARK will provide its services and perform its obligations hereunder with reasonable diligence.

3.       Services to be Performed by CONTRACTOR.

         a. CONTRACTOR hereby agrees to provide for the construction and to purchase such materials, supplies and labor pursuant to the Contracts for a total contract value of one hundred fifty two million four hundred twenty five thousand dollars ($152.425.000) as may be directed by the respective Newmark Entities in Texas, Tennessee, North Carolina or Florida from time to time.

         b. In the event any of the Newmark Entities in Texas, Tennessee, North Carolina or Florida desires to contract for the construction and purchase of any goods and/or services on a regular basis from any vendors not currently utilized, such Newmark Entity in Texas, Tennessee, North Carolina or Florida, in its own free unlimited discretion, shall have the right to negotiate and execute a contract or agreement with such vendor on terms acceptable to it. If both CONTRACTOR and the respective Newmark Entity in Texas, Tennessee, North Carolina or Florida agree that the same is in their best interest, a Newmark Entity in Texas, Tennessee, North Carolina or Florida may then assign any such contract to CONTRACTOR. In the alternative, in lieu of such assignment, the parties can agree on a case-by-case basis to have such contract executed by CONTRACTOR at inception. However, notwithstanding anything herein to the contrary, each Newmark Entity in Texas, Tennessee, North Carolina or Florida. shall have the right not to assign any future contracts to CONTRACTOR or not to have the same executed by CONTRACTOR at inception in such Newmark Entity's in Texas, Tennessee, North Carolina or Florida sole discretion. CONTRACTOR shall comply with instructions it may receive from the respective Newmark Entity in Texas, Tennessee, North Carolina or Florida from time to time with regard to the termination or renewal of any of the Contracts or any contracts subsequently assigned or entered into directly by CONTRACTOR as directed by the respective Newmark Entity in Texas, Tennessee, North Carolina or Florida.

         c. With regard to any materials and supplies purchased by CONTRACTOR on behalf of a Newmark Entity in Texas, Tennessee, North Carolina or Florida for the construction, the respective Newmark Entity in Texas, Tennessee, North

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                  Carolina or Florida shall promptly pay all invoices remitted by any suppliers when the same are due and payable directly to the vendor on behalf of CONTRACTOR. CONTRACTOR shall promptly forward copies of any such invoices to the respective Newmark Entity in Texas, Tennessee, North Carolina or Florida for processing in accordance with this Agreement.

         d. CONTRACTOR shall perform such incidental services to the ones listed herein as reasonably requested from time to time by the Board of Directors or management of NEWMARK, but only to the extent CONTRACTOR consents to perform such incidental services.

4.       Contractor Fee

         For the services rendered by the CONTRACTOR as described in Section 3 above, NEWMARK will reimburse to him amount equal to the total of the CONTRACTOR'S expenses according to the present agreement and supported by the respective Invoices. Additionally the general expenses for the establishment and operation of the CONTRACTOR'S subsidiaries will not be invoiced to NEWMARK and will be incurred by the CONTRACTOR.

5.       Indemnification

         a. NEWMARK shall indemnify and hold CONTRACTOR harmless from all suits, actions, losses, increased costs, damages, claims, or liability of any character, type or description, including without limiting the generality of the foregoing, all expenses of litigation, courts costs and attorney's fees arising from, or related to (i) claims by any other parties to the Contracts because of the assignment of the Contracts to CONTRACTOR; (ii) any claims by any customer or homebuyer of the Newmark Entities in Texas, Tennessee, North Carolina or Florida of whatsoever kind, including but not limited to a breach of warranty or a claim of indemnity, or the providing of goods, products, services, or Labor by the Newmark Entities in Texas, Tennessee, North Carolina or Florida; or (iii) termination of any Contract by the other party thereto due to a failure of any of the Newmark Entities in Texas, Tennessee, North Carolina or Florida to pay for products of services delivered or sold under such Contract.

         b. CONTRACTOR shall indemnify and hold NEWMARK and the Newmark Entities in Texas, Tennessee, North Carolina or Florida harmless from all suits, actions, losses, increased costs, damages, claims, or liability of any character, type or description, including without limiting the generality of the foregoing, all expenses of litigation, courts costs and attorney's fees arising from, or related to, the assignment of the Contracts and the assumption of the liabilities of the Newmark Entities in Texas, Tennessee, North Carolina or Florida under the Contracts by CONTRACTOR, including but not limited to any claims of breach of contract by any of the other parties to the Contracts due to the failure of CONTRACTOR to perform under the Contracts.

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         c.       The above provisions concerning indemnification shall survive the termination of this Agreement.

6.       Term and Termination

         This Agreement shall commence on the date hereof and shall continue to be in effect until the completion of the project of a total value of one hundred fifty two million four hundred twenty five thousand dollars: ($152.425.000).

7.       Nature of Services

         CONTRACTOR and NEWMARK agree that all services performed hereunder shall be in CONTRACTOR's capacity as an independent contractor, and it is not the purpose or intent of this Agreement to create any franchise, joint venture, trust, partnership, or employer/employee relationship for any purposes whatsoever. Nothing in this Agreement shall be construed to make either party hereto an agent, joint venture, partner, legal representative, employee or policy-making participant of the other, and neither party shall have the right to obligate or bind the other party in any manner whatsoever. The performance by CONTRACTOR of its duties under this Agreement shall not relieve NEWMARK of any legal or contractual duty whatsoever, including duties to comply with applicable laws, rules, regulations, orders, policies, procedures and, financial and accounting reporting requirements.

8.       Successors and Assigns

         Neither NEWMARK nor CONTRACTOR may assign its rights nor claims, transfer or subcontract its obligations or delegate its duties hereunder without the prior written consent of the other party hereto.

9.       No Third Party Beneficiary

         The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no other person shall have the right to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

10.      Notices

         All notices, requests, clause, demands and other communications hereunder shall be in writing and in English and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopy to the respective parties as follows:

         If to NEWMARK:    Newmark Homes Corp,
                           1200 Soldiers Field Drive
                           Sugar Land, Texas 77479
                           Facsimile:  281-243-0116
                           Attention:  Holly A. Hubenak

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         If to CONTRACTOR:  Technical Olympic S.A.
                            3624 Long Prairie Rd
                            Suite 209, Flower Mound
                            Texas 75022
                            Facsimile:  972-899-8804
                            Attention:  Tommy Mc Aden

         With a copy to:    Technical Olympic S.A
                            20 Solomou Street
                            Athens 17456 Greece
                            Facsimile:  011-301-995-5586
                            Attention:  Andreas Stengos

         Or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided, however, that notice of any change of address shall be effective only upon receipt thereof.

11.      Further Actions

         At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement.

12. This Agreement, and the application or interpretation thereof, shall be governed by the laws of the State of Texas.

EXECUTED effective as of the 4th day of January, 2001.

NEWMARK:                        NEWMARK HOMES CORP.

                                By: /s/ Lonnie Fedrick
                                   ------------------------
                                Name:  Lonnie Fedrick
                                Title: President

CONTRACTOR:                     TECHNICAL OLYMPIC S.A.

                                By: /s/ Andreas Stengos
                                   ------------------------
                                Name:  Andreas Stengos
                                Title: Managing Director

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